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                                                                  EXHIBIT 10.7.2


                         AMENDMENT TO LEASE AGREEMENT

     THIS AMENDMENT (the "Amendment") is made this 24/th/ day of May 2000, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord") and CYBERFAST SYSTEMS, INC., a Florida corporation ('Tenant").

     A. Landlord and Tenant entered into a Lease Agreement dated June 1, 1999 (the "Lease"), covering premises at 777 Yamato Road, Suite 116, Boca Raton, Florida 33431, as more fully described in the Lease (the "Current Premises").

     B. Tenant desires to expand its leased space in the Building by relocating from the Current Premises into the space in the Building known as Suite 105, consisting of approximately 3,700 rentable square feet, as shown on Exhibit "A" attached hereto and made a part hereof (the "New Premises"). Landlord has agreed to allow Tenant to relocate by moving out of the Current Premises and moving into the New Premises, subject to the provisions of this Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

     1. On or about June 1, 2000 (the "Relocation Date"), Tenant shall, subject to and in accordance with Section 21 of the Lease, surrender the Current Premises to Landlord and relocate and move into the New Premises.

     2.   Amendment to Lease.  The parties hereto acknowledge that beginning on
          ------------------
the Relocation Date, the following changes to the Lease shall become effective:

          (i) Section l(a) of the Lease is hereby restated in its entirety as follows:

               "(a) 'PREMISES':    Suite 105

                                   Approximate rentable square feet:
                                   3,700"

          (ii) Section l(c) the of the Lease is hereby restated in its entirety as follows:

               "(c) 'TERM' ((S)5) Sixty (60) months, plus any partial month from the Commencement Date until the first day of the first full calendar month of the Term."
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          (iii)  Section 1(c) of the Lease is hereby restated in its entirety as follows:

                 "(ii)   'EXPIRATION DATE':  June 30, 2004".

          (iv) Section 1(d)(i) of the Lease is hereby amended to provide as follows:

                 "Minimum Annual Rent beginning on the Relocation Date through the end of the first Lease Year (June 1, 2000 through June 30, 2000) shall be Five Thousand Eighty Seven and 50/100 Dollars ($5,087.50), increased as follows:




          Lease Year                      Annual             Monthly
          ----------                      ----------         ---------
     2  (July 1, 2000 - June 30, 2001)    $62,900.00         $5,241.67
     3  (July 1, 2001 - June 30, 2002)    $65,416.00         $5,451.33
     4  (July 1, 2002 - June 30, 2003)    $68,032.64         $5,669.39
     5  (July 1, 2003 - June 30, 2004)    $70,753.95         $5,896.16


          (v) Section 1(d)(ii) of the Lease is hereby restated in its entirety as follows:

                 "(ii)   Estimated 'ANNUAL OPERATING EXPENSES': Thirty Three
          Thousand Six Hundred Seventy and 00/100 Dollars ($33,670,00), payable in monthly installments of Two Thousand Eight Hundred Five and 83/100 Dollars ($2,805.83), subject to adjustment ((S)7(a))."

          (vi) Section 1(e) of the Lease is hereby amended in its entirety, to read as follows:

                 "(e)    'PROPORTIONATE SHARE' ((S)7(a)): 2.37% (Ratio of
          approximate rentable square feet in the Premises to approximate rentable square feet in the Building)."

          (vii) Section 1(g) of the Lease is hereby amended in its entirety to read as follows:

                 "(g)    'SECURITY DEPOSIT' ((S) 28): $8,530.35 (Eight Thousand
          Five Hundred Thirty and 35/100 Dollars)."

                                       2
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          (viii) Section 32 of the Lease is hereby restated in its entirety as follows:

                 "Initial Payment of Rent. Simultaneously with the execution and
                          ---------------
          delivery of this Lease, Tenant shall pay the Landlord an amount equal to the monthly installments of Minimum Annual Rent and estimated Annual Operating Expenses due on July 1, 2000 and the last month's installments of Minimum Annual Rent and estimated Annual Operating Expenses, plus sales tax, in the aggregate amount of $17,591.04 (Seventeen Thousand Five Hundred Ninety One and 04/100 Dollars)."

          (ix) Section 33 of the Lease is hereby restated in its entirety as follows:

                 "Improvements. Landlord shall clean the carpet in the Premises."

          (x) Exhibit "A" of the Lease depicting the Current Premises is hereby replaced with the Exhibit "A" attached hereto and made a part hereof depicting the New Premises.

     2.   Acceptance of the New Premises.  Tenant acknowledges that it has
          ------------------------------
examined and knows the condition of the New Premises and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord.

     3.   Tenant's Obligations as to Current Premises.  Notwithstanding Tenant's
          -------------------------------------------
relocation from the Current Premises to the New Premises, Tenant acknowledges that it shall remain liable to Landlord for all of Tenant's obligations and liabilities under the Lease with respect to the Current Premises, including, without limitation, Tenant's obligation to pay Rent, accruing prior to the Relocation Date or the date on which the Tenant surrenders the Current Premises to the Landlord, whichever occurs last.

     4. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Lease. The term "Lease" shall mean the Lease, as defined in the Recitals to this Amendment, as amended by this Amendment.

                                       3
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                                       LANDLORD:

Date signed:  May 24, 2000                             LIBERTY PROPERTY LIMITED
            --------------------------                 PARTNERSHIP

Witness:                                               By: Liberty Property Trust, Sole General Partner


/s/ Gretchen Waninger                                  By: /s/ Peter M. Balitsaris
--------------------------------------                    -----------------------------------
Name (printed): Gretchen Waninger                          Name:  Peter M. Balitsaris
                                                           Title: Senior Vice President

/s/ Tina Kelley
--------------------------------------
Name (printed): Tina Kelley

                                                       TENANT:

Date signed:  May 23, 2000                             CYBERFAST SYSTEMS, INC.
            --------------------------

Witness:


/s/ Itir Stackpole                                     By: /s/ Edward J. Stackpole
--------------------------------------                    -----------------------------------
Name (printed): Itir Stackpole                             Name:  Edward J. Stackpole
                                                           Title: CEO

/s/ M. Stackpole
--------------------------------------
Name (printed):

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